Exhibit 99.1

Liberty Media Corporation Announces Ex-Dividend Date, When-Issued Trading and Trading Symbol Information for Rights Offering, Provides Information Regarding Inter-Group Interest Adjustment

ENGLEWOOD, Colo., May 18, 2016.  Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, LMCA, LMCK) (“Liberty”) announced today that Nasdaq has established May 19, 2016 as the ex-dividend date for the distribution of subscription rights  (the “Rights Distribution”) to purchase shares of Liberty’s Series C Liberty Braves common stock (the “Series C Liberty Braves Rights”) in connection with its previously announced rights offering (the “Rights Offering”).  Therefore, as a result of “due bill” trading procedures, those persons acquiring shares of Liberty’s Series A, Series B and Series C Liberty Braves common stock in the market, and continuing to hold such shares, through May 18, 2016 will be entitled to receive Series C Liberty Braves Rights. Liberty expects that the Series C Liberty Braves Rights will trade on a when-issued basis on the Nasdaq Global Select Market under the symbol “BATRV” on May 18, 2016 and will begin trading in the regular way on the Nasdaq Global Select Market under the symbol “BATRR” on May 19, 2016.

For additional information on the Rights Offering, please see the prospectus included in Liberty’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 18, 2016. The completion of the Rights Distribution remains subject to the satisfaction of certain conditions, and Liberty reserves the right to terminate the Rights Offering at any time prior to the expiration date of the Rights Offering, including prior to the Rights Distribution or the commencement of the Rights Offering.

As a result of the Rights Offering, the current 20% inter-group interest in the Braves Group attributed to the Media Group (the “IGI”) will be adjusted.  The equity percentage represented by the IGI will decrease as and when Rights are exercised in connection with the Rights Offering.  However, under the terms of Liberty’s restated certificate of incorporation, the number of notional Liberty Braves common stock shares representing the IGI will increase, with the result that the intrinsic value of the current IGI will remain the same as prior to the Rights Offering, assuming full exercise of the Rights. Below is an illustrative example of the adjustment that will occur. Liberty expects to announce the adjusted number of notional shares representing the IGI and the percentage represented by those notional shares once available.

IGI Adjustment: Illustrative Example
Notional shares representing IGI (equal to 20% equity interest in Liberty Braves Group as of April 15, 2016):	8,372,081
Total outstanding shares of Liberty Braves common stock as of record date	33,488,374
Assumed pre-Rights Offering price per share of BATRK (estimated using May 17, 2016 closing price):	$ 16.90
Subscription price per share:	$ 12.80
Distribution ratio	0.47
Maximum number of BATRK to be issued in the Rights Offering:	15,739,536
Assumed dividend value per share of Liberty Braves common stock (after giving effect to dilution):	$ 1.31
Assumed ex-dividend date trading price (i.e., pre-Rights Offering price minus per share dividend value):	$ 15.59
Notional dividend amount on notional number of IGI shares (i.e., per share dividend value multiplied by notional number of IGI shares):	$ 10,967,426
Number of notional share increase for IGI (i.e., notional dividend amount on IGI shares divided by assumed ex-divided trading price):	703,491
Adjusted notional shares representing IGI (i.e., original notional shares plus increase in notional shares, which would represent an approx. 15.6% of the post-Rights Offering equity of Braves Group):	9,075,572

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Rights Distribution and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Liberty’s ability to satisfy the conditions to the Rights Distribution and Liberty’s ability to complete the Rights Offering. These forward-looking statements speak only as of the date of this presentation, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-K and 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty's business which may affect the statements made in this presentation.

None of Liberty, its board of directors or any committee of its board of directors is making any recommendation to rightsholders as to whether to exercise or sell their Series C Liberty Braves Rights. Rightsholders should carefully read the prospectus insofar as it relates to the Rights Offering before making any decisions with respect to their Series C Liberty Braves Rights.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Liberty Braves Group and the Liberty Media Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include our interest in SiriusXM. The businesses and assets attributed to the Liberty Braves Group (Nasdaq: BATRA, BATRK) include our subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Liberty Media Group (Nasdaq: LMCA, LMCK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty Braves Group and Liberty SiriusXM Group, including its interest in Live Nation Entertainment, and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Chun, 720-875-5420